Exhibit 32.1
Certification Pursuant to § 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 10-K of STERIS plc (the “Company”) for the fiscal year ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer's knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/S/ DANIEL A. CARESTIO
Name:	Daniel A. Carestio
Title:	President and Chief Executive Officer

/S/ KAREN L. BURTON
Name:	Karen L. Burton
Title:	Senior Vice President and Chief Financial Officer
Dated: May 29, 2026